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                                                                      EXHIBIT 23

                           BARRY L. FRIEDMAN, P.C.
                         Certified Public Accountant

1582 TULITA DRIVE LAS VEGAS,                               OFFICE (702) 361-8414
NEVADA 89123                                              FAX NO. (702) 896-0278

To Whom It May Concern:                                     May 28, 1999

      The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of May 28, 1999, on the Financial Statements of SACIO, INC., as of March 31, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ BARRY L. FRIEDMAN
---------------------------
Barry L. Friedman
Certified Public Accountant